UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 6, 2009

AspenBio Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement

On October 6, 2009, AspenBio Pharma, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Underwriter”).  Pursuant to the Underwriting Agreement, the Company has agreed to sell, and the Underwriter has agreed to purchase, 4,482,609 shares of the Company’s common stock, no par value (“Common Stock”).  The Company has also granted to the Underwriter an option to purchase up to 672,391 additional shares of Common Stock, to cover over-allotments, if any.  The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, and indemnification rights and obligations of the parties.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Company, by filing this Current Report on Form 8-K is filing with the Securities and Exchange Commission certain items that are required to be incorporated by reference into its Shelf Registration Statement on Form S-3 (No. 333-159249), and the related Prospectus Supplement, filed on October 7, 2009.

Item 8.01.  Other Events.

On October 7, 2009, the Company issued a press release announcing the pricing of a public offering of 4,482,609 shares of its Common Stock at an offering price of  $1.70 per share (the “Offering”)  The Company has granted the Underwriter a 30-day option to purchase up to 672,391 additional shares to cover over-allotments, if any.  The approximately $7.2 million of net proceeds, after deducting the underwriting discounts and commissions and estimated offering expenses, will be used for product development, FDA 510(k) submission related activities, general corporate purposes and working capital.  The offering is expected to close on or about October 13, 2009, subject to the satisfaction of customary closing conditions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on October 7, 2009, the Company filed with the Securities and Exchange Commission a Prospectus Supplement relating to the Offering.  In connection with the Prospectus Supplement, the Company is filing the legal opinion of Ballard Spahr LLP, attached hereto as Exhibit 5.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

1.1	Underwriting Agreement by and between AspenBio Pharma, Inc. and ThinkEquity LLC, dated October 6, 2009.

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

99.1	Press Release issued by AspenBio Pharma, Inc., dated October 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

AspenBio Pharma, Inc. (Registrant)
October 7, 2009	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer